                                                                    EXHIBIT 10.1

                             [COMERICA LETTERHEAD]


October 7, 2002


Mr. W.T. ZurSchmiede, Jr,
Chairman & Chief Executive Officer
Federal Screw Works
20229 Nine Mile Road
St. Clair Shores, MI 48080-1775

Dear Mr. ZurSchmiede,

Per your request dated September 4, 2002 and pursuant to Section 2.13 of the Revolving Credit and Term Loan Agreement between Federal Screw Works and Comerica Bank, the Bank has approved the one year extension for the Revolving Credit Facility and Term Loan option. The new maturity dates for the facilities are October 31, 2005 and October 31, 2007, respectively.

Please feel free to contact me if you have any questions.


Regards,

/s/ Robert M. Ramirez
Robert M. Ramirez


cc: Wade Plaskey